UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2016, Sarah L. Meyerrose, 60, was appointed as Executive Vice President and Chief Financial Officer of Franklin Financial Network, Inc. (the “Company”), to be effective June 21, 2016.

Prior to joining the Company, Ms. Meyerrose was the President and Chief Executive Officer of Civic Bank & Trust (“Civic”), a $140 million community bank based in Nashville, Tennessee, which she joined in October 2014. From 2009 until joining Civic, Ms. Meyerrose was President of Sarah Meyerrose Strategic Solutions LLC, a consulting company in Nashville serving regional and community banks.

In connection with Ms. Meyerrose’s appointment as Executive Vice President and Chief Financial Officer of the Company, the Company and Ms. Meyerrose will enter into an Employment Agreement on June 21, 2016 (the “Meyerrose Employment Agreement”). The Meyerrose Employment Agreement has an initial term of two years, which will automatically renew each day after the Effective Date for one additional day so that the term of the Agreement shall always be two years unless (i) terminated by the Company and replaced by a mutually agreed upon arrangement; or (ii) the Board of Directors of the Company (the “Board”) provides written notice of non-renewal to Ms. Meyerrose; or (iii) Ms. Meyerrose provides written notice of non-renewal to the Company. Ms. Meyerrose’s initial base salary shall be $203,000.00, which will be reviewed by the Board at least annually. Ms. Meyerrose shall also be entitled to reimbursement for proper business expenses, shall be eligible to receive annual discretionary cash bonuses and shall be entitled to participate in equity compensation plans approved by the shareholders of Company and authorized by the Board. Ms. Meyerrose will be entitled to benefits, including vacation time and insurance benefits, in accordance with the benefit policies of the Company. In addition, in connection with Ms. Meyerrose’s appointment as Executive Vice President and Chief Financial Officer of the Company, the Company will award Ms. Meyerrose a grant of 5,000 incentive stock options granted at fair market value as of June 30, 2016, which vest over a 5 year period.

Under the Meyerrose Employment Agreement, if Ms. Meyerrose is terminated for “cause,” as such term is defined in the Meyerrose Employment Agreement, she shall not be entitled to any further payment of benefits under the Meyerrose Employment Agreement. If Ms. Meyerrose is terminated without cause, Ms. Meyerrose shall be entitled to receive payments equal to two times her then-current base salary plus two times her three-year average cash incentive payments, plus any amounts due to her under the Company’s equity incentive plans (without regard to vesting). If Ms. Meyerrose resigns with “good reason,” as such term is defined in the Meyerrose Employment Agreement, shall be entitled to receive payments equal to two times her then-current base salary plus two times her three-year average cash incentive payments, plus any amounts due to her under the Company’s equity incentive plans (without regard to vesting).

The Meyerrose Employment Agreement provides Ms. Meyerrose with certain benefits if her employment is terminated under certain scenarios within 12 months prior to or 24 months following a “change in control,” as such term is defined in the Meyerrose Employment Agreement, of the Company or Franklin Synergy Bank, the Company’s wholly-owned subsidiary (the “Bank”). The Meyerrose Employment Agreement provides that if, within 12 months prior to or 24 months following a change in control of the Company or the Bank, the Company terminates Ms. Meyerrose’s employment other than for “cause” or Ms. Meyerrose terminates her employment for “good reason,” in each case as those terms are defined in the Meyerrose Employment Agreement, then she will be entitled to receive payments equal to two times her then-current base salary plus two times her three-year average cash incentive payments as of the date of the change in control, plus any amounts due to her under the Company’s equity incentive plans (without regard to vesting).

In the event there are payments to Ms. Meyerrose in connection with the Meyerrose Employment Agreement that constitute “parachute payments” (as defined in Section 280G of the Internal Revenue

Code of 1986, as amended (the “Code”), then the payments made to Ms. Meyerrose will be reduced, if necessary, to an amount which is one dollar ($1.00) less than an amount equal to three times Ms. Meyerrose’s “base amount” as determined in accordance with such Section 280G. In addition, in the event of a change of control, Ms. Meyerrose shall be entitled to receive from the Company, or its successor, hospital, health, medical and life insurance on the terms and at the cost to Ms. Meyerrose as she was receiving such benefits upon the date of her termination for two years.

In addition, in connection with Ms. Meyerrose’s appointment as Executive Vice President and Chief Financial Officer, the Company and Ms. Meyerrose will enter into a Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement on June 21, 2016 (the “Meyerrose Non-Competition Agreement”). The Meyerrose Non-Competition Agreement has an initial term of two years, which will automatically renew each day after the Effective Date for one additional day so that the term of the Agreement shall always be two years unless (i) terminated by the Company and replaced by a mutually agreed upon arrangement; or (ii) the Board provides written notice of non-renewal to Ms. Meyerrose; or (iii) Ms. Meyerrose provides written notice of non-renewal. The Meyerrose Non-Competition Agreement contains customary non-compete, non-solicit and confidentiality covenants, which extend throughout the 12 month period immediately following Ms. Meyerrose’s “termination of employment,” as such term is defined in the Meyerrose Non-Competition Agreement. In consideration of Ms. Meyerrose’s covenant not to compete, upon Ms. Meyerrose’s termination of employment for any reason, the Company shall pay her an amount equal to the aggregate of one times the annual rate of base salary then being paid to Ms. Meyerrose, plus one times the average of the past three years cash incentive bonus pay, which amount shall be paid in 12 equal monthly payments beginning on the first day of the month following her termination of employment.

Ms. Meyerrose does not have a family relationship with any of the current officers or directors of the Company. Other than the Meyerrose Employment Agreement and the Meyerrose Non-Competition Agreement, there are no arrangements or understandings between Ms. Meyerrose and any other person pursuant to which Ms. Meyerrose was appointed to serve as Executive Vice President and Chief Financial Officer. There is no currently proposed transaction, and since the beginning of fiscal year 2015 there has not been any transaction, involving the Company and Ms. Meyerrose which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

The above description of the terms of the Meyerrose Employment Agreement and the Meyerrose Non-Competition Agreement is not complete and is qualified by reference to the forms of complete documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Ms. Meyerrose will succeed Sally P. Kimble, who previously served as the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Ms. Kimble will remain with the Company as Executive Vice President and Chief Administrative Officer.

Item 7.01.	Regulation FD Disclosure

On June 21, 2016, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Meyerrose as Executive Vice President and Chief Financial Officer of the Company and of Terry R. Howell as Senior Vice President of the Company. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Employment Agreement by and between the Company and Sarah Meyerrose

10.2	Form of Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement by and between the Company and Sarah Meyerrose

99.1	Press Release, dated June 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016	FRANKLIN FINANCIAL NETWORK, INC.

	By:	/s/ Richard E. Herrington
Richard E. Herrington
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Employment Agreement by and between the Company and Sarah Meyerrose

10.2	Form of Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement by and between the Company and Sarah Meyerrose

99.1	Press Release, dated June 21, 2016